EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Laken Avonne Rapier	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	LRapier@ashfordinc.com	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES AMENDMENT TO
STRATEGIC FINANCING IN ANTICIPATION OF PAY OFF

DALLAS – November 6, 2024 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it has entered into an amendment to its strategic financing that will reduce the exit fee from 15.0% to 12.5% of the original loan balance through December 15, 2024, provided that the outstanding loan balance has been reduced to $50 million or less by November 15, 2024.
The strategic financing represents the Company’s only fully recourse debt obligation, and this amendment represents the latest in a series of targeted initiatives undertaken by the Company to complete repayment of that obligation. In January of this year, the Company announced its plan to pay off its strategic financing, which includes raising sufficient capital through a combination of asset sales, mortgage debt refinancings, and non-traded preferred capital raising.
“We are pleased to provide this update on the plan to pay off our strategic financing and the significant progress that we’ve made,” said Stephen Zsigray, Ashford Trust’s President and Chief Executive Officer. “Despite a difficult hotel transaction and financing market, we have carefully executed on the plan that we laid out earlier this year, and we plan to close a few additional transactions in the coming weeks that would enable us to completely pay off this financing.”
The Company has made significant progress on this plan with year-to-date asset sales of approximately $311 million and the refinancing of the Renaissance Nashville hotel, which generated approximately $17 million in excess proceeds while also unencumbering the Westin

Princeton. Since the launch of its non-traded preferred capital raise, the Company has raised approximately $173 million of gross proceeds. The Company has closes on its non-traded preferred every other week and is using a portion of the proceeds raised in each close to pay down its strategic financing.
The current outstanding balance on the strategic financing is approximately $82 million, a 59% reduction from the original principal balance.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; the impact of technology on our operations and business; the risk that the notice and noncompliance with NYSE continued listing standards may impact the Company’s results of operations, business operations and reputation and the trading prices and volatility of the Company's common stock; and the Company's ability to regain compliance with the NYSE continued listing standards. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
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